UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2018

SONIC CORP.

(Exact name of Registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-18859		73-1371046
(Commission File Number)		(I.R.S. Employer Identification Number)

300 Johnny Bench Drive Oklahoma City, Oklahoma		73104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (734) 930-3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This current report is neither an offer to sell nor a solicitation of an offer to buy any securities of Sonic Corp. (the “Company”) or any subsidiary of the Company.

Item 1.01	Entry into a Material Definitive Agreement.

General

Certain subsidiaries of Sonic Corp. have completed a private securitization transaction to partially refinance their existing securitization debt. The subsidiaries’ securitization transactions are designed to facilitate their operations and business activities and allow the subsidiaries to issue additional series of notes in the future subject to certain conditions.

Fixed Rate Securitization Notes.

On February 1, 2018, the subsidiaries issued $170 million of Fixed Rate Series 2018-1 Senior Secured Notes, Class A-2 (the “Fixed Rate Notes”). The Fixed Rate Notes will have an expected life of seven years with an expected repayment date in February 2025 and a legal final maturity in February 2048 and bear interest at 4.026% per annum, payable monthly. The Fixed Rate Notes are subject to an upward adjustment in the rate of interest due of at least 5% per annum in the event the Fixed Rate Notes are not paid in full by February 2025. The Fixed Rate Notes were issued under a Base Indenture, dated as of May 20, 2011 (as amended by the First Supplement to the Base Indenture, dated as of July 21, 2012, the Second Supplement to the Base Indenture, dated as of April 12, 2016, the Third Supplement to the Base Indenture, dated as of May 17, 2016, the Fourth Supplement to the Base Indenture, dated as of February 1, 2018 (the “Fourth Supplement”), and the Fifth Supplement to the Base Indenture, dated as of February 1, 2018 (the “Fifth Supplement”), the “Base Indenture”), and the related Series 2018-1 Supplemental Indenture, dated as of February 1, 2018 (the “Supplemental Indenture”) among the following subsidiaries of Sonic Corp., Sonic Capital LLC, Sonic Industries LLC, America’s Drive-In Brand Properties LLC, America’s Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, as Co-Issuers (the “Co-Issuers”), and Citibank, N.A., as Trustee and Securities Intermediary. The Fourth Supplement, Fifth Supplement and Supplemental Indenture are attached hereto as Exhibits 10.1, 10.2 and 10.3.

The Fixed Rate Notes were offered for sale pursuant to the Purchase Agreement, dated January 23, 2018, among the Co-Issuers, Sonic Franchising LLC, a Sonic Corp. subsidiary that acts as a franchisor (the “Guarantor”), Sonic Industries Services Inc., as Manager, Sonic Corp., Sonic Restaurants, Inc., and Guggenheim Securities, LLC, as Initial Purchaser, which was attached as Exhibit 10.1 to the Current Report on Form 8-K filed by Sonic Corp. on January 24, 2018.

Collateral Security.

The Co-Issuers are existing special purpose indirect subsidiaries of Sonic Corp. that hold substantially all of Sonic’s franchising assets and real estate. The Fixed Rate Notes and the existing Series 2016-1 Variable Funding Senior Notes, Class A-1 (the “Variable Funding Notes” and collectively with the Fixed Rate Notes, the “Notes”) are secured by franchise fees, royalty payments and lease payments, and the repayment of the Notes is expected to be made solely from the income derived from the Co-Issuers’ assets. In addition, the Guarantor, has guaranteed the obligations of the Co-Issuers under the Base Indenture and pledged substantially all of its assets to secure those obligations. The pledge and collateral arrangements for all of the Co-Issuers are included in the Base Indenture and the guarantee of the Guarantor and the pledge and collateral arrangements securing the guarantee are included in a Guarantee and Collateral Agreement made by the Guarantor in favor of the Trustee (the “Guarantee and Collateral Agreement”). The Guarantee and Collateral Agreement was entered into on May 20, 2011.

Neither Sonic Corp., the ultimate parent of each of the Co-Issuers and the Guarantor, nor any other subsidiary of Sonic, guarantees or in any way is liable for the obligations of the Co-Issuers under the Base Indenture or of the Guarantor under the Guarantee and Collateral Agreement. Pursuant to the Parent Company Support Agreement dated May 20, 2011 (the “Parent Company Support Agreement”), Sonic Corp. has, however, agreed to cause the performance of certain obligations of its subsidiaries, principally related to managing the assets included as collateral for the Notes and certain indemnity obligations relating to the transfer of the collateral assets to the Co-Issuers. The Parent Company Support Agreement also contains a limitation on indebtedness that may be incurred by Sonic Corp. or its direct and indirect subsidiaries, equal to 6.5 times EBITDA and/or the satisfaction of certain conditions.

Covenants/Restrictions.

The Notes are subject to a series of covenants and restrictions customary for transactions of this type, including (i) a requirement that the Co-Issuers prepare mortgages and related encumbrances with regard to real estate collateral to be granted upon the occurrence of certain performance related events, including events of default, (ii) a required prepayment of the Notes in the event of certain dispositions of real estate in circumstances where the proceeds are not reinvested in real estate within specified periods, (iii) that the Co-Issuers maintain specified reserve accounts to be used to make required payments in respect of the Notes, (iv) that certain debt service coverage ratios be met, the failure of which will result in early or rapid amortization of the outstanding principal amounts due in respect of the Notes, (v) provisions relating to optional and mandatory prepayments, including mandatory prepayments in the event of a stated Change of Control (as defined in the Supplemental Indenture) and the related payment of specified amounts, including specified make whole payments, (vi) certain indemnification payments in the event, among other things, the transfers of the assets pledged as collateral for the Notes are in stated ways defective or ineffective and (vii) covenants relating to recordkeeping, access to information and similar matters. The Notes are also subject to customary rapid amortization events provided for in the Base Indenture, including events tied to failure to maintain stated debt service coverage ratios, Sonic Corp.’s aggregate Company-owned Drive-In gross sales (as defined) falling below $2.25 billion on stated measurement dates, and certain manager termination events. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective and certain judgments.

Use of Proceeds.

The net proceeds from the sale of the Notes will be used to repay the approximately $115 million in principal amount outstanding under the Variable Funding Notes, together with related transaction costs. The remaining net proceeds will be available for further investment into the business and to return to shareholders via share repurchase or dividends.

On February 1, 2018, the maximum principal amount of Variable Funding Notes will be reduced from $150 million to $100 million.

Item 8.01.	Other Events.

On February 1, 2018, the Company issued a press release announcing the issuance of the Fixed Rate Notes. The press release is attached hereto as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Fourth Supplement to the Base Indenture, dated as of February 1, 2018, among Sonic Capital LLC, Sonic Industries LLC, America’s Drive-In Brand Properties LLC, America’s Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, each as Co-Issuer of the Fixed Rate Notes, and Citibank, N.A., as Trustee and Securities Intermediary.

10.2	Fifth Supplement to the Base Indenture, dated as of February 1, 2018, among Sonic Capital LLC, Sonic Industries LLC, America’s Drive-In Brand Properties LLC, America’s Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, each as Co-Issuer of the Fixed Rate Notes, and Citibank, N.A., as Trustee and Securities Intermediary.

10.3	Supplemental Indenture, dated as of February 1, 2018, among Sonic Capital LLC, Sonic Industries LLC, America’s Drive-In Brand Properties LLC, America’s Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, each as Co-Issuer of the Fixed Rate Notes and Citibank, N.A., as Trustee and Series 2018-1 Securities Intermediary.

99	Press Release, dated February 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC CORP.
(Registrant)

/s/ Claudia S. San Pedro
Name:	Claudia S. San Pedro
Title:	Executive Vice President and Chief Financial Officer

Date: February 1, 2018

Exhibit Index

Exhibit Number	Description

10.1	Fourth Supplement to the Base Indenture, dated as of February 1, 2018, among Sonic Capital LLC, Sonic Industries LLC, America’s Drive-In Brand Properties LLC, America’s Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, each as Co-Issuer of the Fixed Rate Notes, and Citibank, N.A., as Trustee and Securities Intermediary.

10.2	Fifth Supplement to the Base Indenture, dated as of February 1, 2018, among Sonic Capital LLC, Sonic Industries LLC, America’s Drive-In Brand Properties LLC, America’s Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, each as Co-Issuer of the Fixed Rate Notes, and Citibank, N.A., as Trustee and Securities Intermediary.

10.3	Supplemental Indenture, dated as of February 1, 2018, among Sonic Capital LLC, Sonic Industries LLC, America’s Drive-In Brand Properties LLC, America’s Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, each as Co-Issuer of the Fixed Rate Notes and Citibank, N.A., as Trustee and Series 2018-1 Securities Intermediary.

99	Press Release, dated February 1, 2018